                                                                       EXHIBIT 1






                               EDIFY CORPORATION

    ======================================================================

                  SERIES D PREFERRED STOCK PURCHASE AGREEMENT

    ======================================================================

                               October 26, 1995

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page
                                                                         ----

 SECTION 1 - Authorization and Sale of Series D Preferred Stock..          1
        1.1  Authorization...............................................  1
        1.2  Sale of Series D Preferred..................................  1

 SECTION 2 - Closing Date; Delivery......................................  1
        2.1  Closing Date................................................  1
        2.2  Closing.....................................................  1

 SECTION 3 - Representations and Warranties of the Company...............  2

        3.1  Organization and Standing..................................   2
        3.2  Corporate Power............................................   2
        3.3  Capitalization.............................................   2
        3.4  Authorization..............................................   3
        3.5  Financial Information......................................   3
        3.6  Changes....................................................   3
        3.7  Title to Properties and Assets; Liens, etc.................   4
        3.8  Patents, Trademarks, and Trade Secrets.....................   4
        3.9  Compliance With Other Instruments, None Burdensome, etc....   4
        3.10 Litigation, etc............................................   5
        3.11 Registration Rights........................................   5
        3.12 Governmental Consent, etc..................................   5
        3.13 Offering...................................................   5
        3.14 Disclosure.................................................   5
        3.15 Contracts and Other Commitments............................   6
        3.16 Subsidiaries and Other Equity Interests....................   6
        3.17 Manufacturing Rights.......................................   6
        3.18 Transactions with Principals...............................   6
        3.19 Taxes......................................................   6
        3.20 Brokerage..................................................   6
        3.21 Insurance..................................................   6
        3.22 Employees; Employee Compensation...........................   7
        3.23 Real Property Holding Corporation..........................   7

 SECTION 4 - Investment Representation..................................   7
        4.1  Experience.................................................   7
        4.2  Investment.................................................   8

        4.3  Rule 144...................................................   8
        4.4  No Public Market...........................................   8
        4.5  Access to Data.............................................   8
        4.6  Accredited Investor........................................   8

 SECTION 5 - Conditions to Purchasers' Obligations at Closing...........   8
        5.1  Representations and Warranties Correct.....................   8
        5.2  Covenants..................................................   8
        5.3  Opinion of Company's Counsel...............................   9
        5.4  Restated Articles of Incorporation.........................   9
        5.5  Compliance Certificate.....................................   9
        5.6  Registration Rights Agreement..............................   9
        5.7  Proceedings and Documents..................................   9
        5.8  Minimum Investment.........................................   9

 SECTION 6 - Conditions to Company's Obligations at Closing.............   9
        6.1  Representations Correct....................................   9
        6.2  Amendment of Articles of Incorporation.....................   9
        6.3  Minimum Investment.........................................   9

 SECTION 7 - Affirmative Covenants of the Company.......................  10
        7.1  Basic Financial Information................................  10
        7.2  Additional Information.....................................  10
        7.3  Assignment of Rights to Information........................  11
        7.4  Key Man Insurance..........................................  11
        7.5  Confidentiality............................................  11
        7.6  Issuance of Common Stock to Employees......................  11

 SECTION 8 - Miscellaneous..............................................  12
        8.1  Governing Law..............................................  12
        8.2  Survival...................................................  12
        8.3  Successors and Assigns.....................................  12
        8.4  Entire Agreement; Amendment................................  12
        8.5  Effect of Amendment or Waiver..............................  12
        8.6  Rights of Purchasers.......................................  12
        8.7  Exculpation Among Purchasers...............................  13
        8.8  Notices, etc...............................................  13
        8.9  Delays or Omissions........................................  13
        8.10 California Corporate Securities Law........................  13
        8.11 Expenses...................................................  13
        8.12 Counterparts...............................................  13

        8.13 Severability...............................................  14
        8.14 Gender.....................................................  14
        8.15 Aggregation of Stock.......................................  14



SCHEDULE OF PURCHASERS

EXHIBITS

 A.  Third Amended and Restated Articles of Incorporation of Edify Corporation
 B.  Schedule of Exceptions
 C.  List of Security Holders
 D.  Financial Statements
 E   Schedule of Material Contracts
 F.  Opinion of Fenwick & West
 G.  Second Amended and Restated Registration Rights Agreement

                                                                       EXHIBIT 1


                               EDIFY CORPORATION
                  SERIES D PREFERRED STOCK PURCHASE AGREEMENT

  This Agreement is made as of October 26, 1995, among Edify Corporation, a California corporation (the "Company") and the persons and entities listed on
                             -------
the "Schedule of Purchasers" attached hereto (the "Purchasers").
                                                   ----------

  In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

                                   SECTION 1

                           Authorization and Sale of
                           Series D Preferred Stock
                           ------------------------

  1.1 Authorization. The Company has, or before the Closing will have,
      -------------
authorized the sale and issuance of up to 1,300,000 shares of its Series D Preferred Stock (the "Series D Preferred") having the rights, restrictions,
                      ------   ---------
privileges and preferences set forth in the Third Amended and Restated Articles of Incorporation of the Company (the "Restated Articles") attached hereto as
                                      -----------------
Exhibit A. The Company has, or before the Closing will have, adopted and filed
- ----------
the Restated Articles with the Secretary of State of the State of California.


  1.2 Sale of Series D Preferred. Subject to the terms and conditions hereof, at
      --------------------------
the Closing the Company will issue and sell to the Purchasers, and the Purchasers will buy from the Company, the number of shares of Series D Preferred specified opposite each Purchaser's name on the Schedule of Purchasers, at a purchase price of $6.75 per share. The Company's agreements with each of the Purchasers are separate agreements, and the sale of the Series D Preferred to each of the Purchasers are separate sales.

                                   SECTION 2

                            Closing Date; Deliverv
                            ----------------------

  2.1 Closing Date. The closing of the purchase and sale of the Series D
      -------------
Preferred being purchased by the Purchasers (the "Shares") hereunder (the
                                                  ------
"Closing") shall be held at the law offices of the Company's counsel, Fenwick &
 -------
West, at 10:00 a.m. on October 26, 1995, or at such other time and place as the Company and a majority in interest of the Purchasers mutually agree upon (the "Closing Date").
 ------------

  2.2 Closing. At the Closing, the Company will deliver to the Purchasers
      --------
certificates representing the number of Shares to be purchased by each Purchaser, as set forth in the Schedule of Purchasers, against payment of the purchase price therefor by check or wire transfer in the amount specified in the Schedule of Purchasers, payable to the Company.

                                   SECTION 3

Representations and Warranties of the Companv
- ---------------------------------------------

         Subject to and except as disclosed by the Company in Exhibit B hereto
                                                              ---------
(the "Schedule of Exceptions"), the Company hereby represents and warrants to
      ----------------------
each Purchaser as follows:

         3.1 Organization and Standing. The Company is a corporation duly
             -------------------------
organized, validly existing, and in good standing under the laws of the State of California. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is not qualified to do business as a foreign corporation in any jurisdiction and such qualification is not presently required. The Company has delivered to special counsel for the Purchasers copies of its Articles of Incorporation and Bylaws, as amended. Said copies are true, correct and complete and contain all amendments through the date of this Agreement, and will be true, correct and complete on the Closing Date.

         3.2 Corporate Power. The Company has all requisite legal and corporate
             ----------------
power to execute and deliver this Agreement and the Registration Rights Agreement (as defined in Section 5.6), to sell and issue the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement.

         3.3 Capitalization. The authorized capital stock of the Company
             ---------------
consists of (or will consist of prior to the Closing) 21,300,000 shares of Common Stock (the "Common Stock"), of which 2,398,846 shares are issued and
                   ------------
outstanding, and 10,850,000 shares of Preferred Stock, of which 2,850,000 shares have been designated "Series A Preferred Stock", 2,783,750 of which are issued and outstanding, 3,200,000 of which have been designated "Series B Preferred Stock," 3,025,000 of which are issued and outstanding, 3,500,000 of which have been designated "Series C Preferred Stock," 3,210,000 of which are issued and outstanding, and 1,300,000 of which have been designated "Series D Preferred Stock," none of which are issued or outstanding immediately prior to the Closing. At the Closing, the rights, restrictions, privileges and preferences of the Series D Preferred will be as stated in the Restated Articles. All issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company has a total of 2,560,500 shares of Common Stock reserved for issuance pursuant to its 1990 Stock Option Plan and 1990 Stock Purchase Plan. Of these, options for 213,721 shares of Common Stock have been exercised and the shares are included in the total number of shares of Comanon Stock outstanding. Options to purchase 2,064,381 shares of Common Stock are outstanding under the 1990 Stock Option Plan and no shares have been issued under the 1990 Stock Purchase Plan. The Company also has outstanding warrants to purchase 42,500 shares of its Series B Preferred Stock and warrants to purchase 27,000 shares of its Series C Preferred Stock. Except as set forth in this Section and the Schedule of Exceptions, there are no preemptive or other outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock or other securities of the Company. Attached hereto as Exhibit C is an accurate
                                                    ---------
list of the holders of the Company's
outstanding capital stock, and securities convertible into or exercisable for such capital stock, as of the date of this Agreement and as of the Closing Date.

         3.4 Authorization. All corporate action on the part of the Company, its
             -------------
directors and shareholders necessary for the sale and issuance of the Shares (and the Common Stock issuable upon conversion thereof) and the performance of the Company's obligations hereunder and under the Registration Rights Agreement, and the reservation of the Common Stock issuable upon conversion of the Shares, has been taken or will be taken prior to the Closing. This Agreement and the Registration Rights Agreement are valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules of law governing equitable remedies, and limitations of public policy as applied to Section 9 of the Registration Rights Agreement. The Shares (and the Common Stock issuable upon conversion thereof), when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares (and the Common Stock issuable upon conversion thereof) may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and will be subject to a right of first refusal set forth in the Company's Bylaws. Except as contemplated herein, the Shares (and the Common Stock issuable upon conversion thereof) are not subject to any preemptive rights or rights of first refusal.

         3.5 Financial Information. Attached to this Agreement as Exhibit D is
             ---------------------                                ---------
the Company's audited balance sheets as of, and audited statements of income and statements of cash flows for the years ending, December 31, 1993 and December 31, 1994, as well as an unaudited balance sheet of the Company dated June 30, 1995 (the "Balance Sheet Date") and an unaudited statement of income for the six
           ------------------
month period ending June 30, 1995. Such financial statements are hereafter collectively referred to as the "Financial Statements". The Financial Statements
                                 --------------------
(i) are in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company at the dates therein indicated and the results of operations and cash flows for the periods therein specified, and
(iii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except that the unaudited financial statements do not include footnotes or interim or year-end adjustments. The Company has no liabilities, contingent or otherwise, that are not disclosed in the Financial Statements other than (i) liabilities incurred in the ordinary course of business, none of which are material, and (ii) obligations under contracts and commitments incurred in the ordinary course of business, that are not required to be reflected in the Financial Statements under generally accepted accounting principles. The Company will maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

3.6 Changes. Since the Balance Sheet Date, there has not been:
    --------

         (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse;

         (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

         (c) any waiver by the Company of a valuable right or of a material debt owed to it;

         (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

         (e) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement or its exhibits;

         (f) any material change in any compensation arrangement or agreement with any employee; or

         (g) to the Company's knowledge, any other event or condition of any character which might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted).

         3.7 Title to Properties and Assets; Liens, etc. The Company has good
             ------------------------------------------
and marketable title to all of its properties and assets, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, and (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to (i) and (ii) above.

         3.8 Patents, Trademarks, and Trade Secrets. There are no pending or
             --------------------------------------
threatened claims against the Company alleging that the conduct of the Company's business infringes or conflicts with the rights of others under patents, trademarks, copyrights, trade secrets or other intellectual property rights ("Intellectual Property Rights"). To the best of the Company's knowledge, the Company's business as now conducted and as proposed to be conducted will not infringe or conflict with the rights of others, including Intellectual Property Rights, and the Company owns or possesses (including licenses thereto) all the Intellectual Property Rights necessary for the operation of its business as now conducted. The Company is not aware of any violation by a third party of any of the Company's Intellectual Property Rights.

         3.9 Compliance with Other Instruments, None Burdensome, etc. The
             -------------------------------------------------------
Company is not in violation of any term of its Articles of Incorporation, or Bylaws, or of any term contained in any instrument or contract to which it is a party the damages arising from which violation could exceed, individually or in the aggregate, $50,000, and to the best of its knowledge is not in violation of any order, statute, rule or regulation applicable to the Company. No event or failure of performance has occurred which, with the passage of time or the giving of notice or both, would constitute such a violation. Neither the execution, delivery and performance of this Agreement or the Registration Rights Agreement, nor the issuance of the Shares or the Common Stock issuable upon conversion thereof, will result in any such violation or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company; and there is no such violation or default, nor any such term, which materially and adversely affects the business of the Company as presently conducted or as proposed to be conducted, or any of its properties or assets.

         3.10 Litigation, etc. No action, suit, proceeding or investigation is
              ---------------
pending or threatened by the Company, nor is there any basis therefor. No action, suit, proceeding or investigation is pending or threatened against the Company, nor, to the best of the Company's knowledge, is there any significant basis therefor, which questions the validity of this Agreement or the Registration Rights Agreement or the right of the Company to enter into them, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financial or otherwise, or which might result, either individually or in the aggregate, in any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted, nor is there any litigation pending or threatened, or, to the best of the Company's knowledge, any significant basis therefor, against the Company, by reason of the past employment relationships of any employee of the Company, activities or proposed activities of the Company, or negotiations by the Company with possible backers of, or investors in, the Company or its proposed business.

         3.11 Registration Rights. Except as set forth in the Registration
              --------------------
Rights Agreement, the Company is not under any obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

         3.12 Governmental Consent, etc. No consent, approval or authorization
              --------------------------
of, or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the Registration Rights Agreement, or the offer, sale or issuance of the Shares (or of the Common Stock issuable upon conversion thereof) or the consummation of any other transaction contemplated by this Agreement, except (i) the filing of the Restated Articles with the Secretary of State of the State of California, which filing will have been made and be effective on the Closing Date, and (ii) the filing of a Notice with the California Commissioner of Corporations pursuant to Section 25102(f) of the California Corporations Code within fifteen (15) days of the Closing (covering the sale of the Shares).

         3.13 Offering. Based in part on the representations of the Purchasers
              ---------
set forth in Section 4 hereof and in written responses to the Company's inquiries, if any, the offer, sale and issuance of the Shares (and the Common Stock issuable upon conversion thereof) in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of
Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

         3.14 Disclosure. No representation or warranty by the Company contained
              ----------
in this Agreement, nor any certificate furnished to the Purchasers on the Closing Date pursuant hereto by the Company, when read together, contains any untrue statement of a material fact. The information furnished by the Company to the Purchasers in connection with this offering, both orally and in writing, considered together, does not omit to state a material fact necessary to make such information not misleading in light of the circumstances under which it was furnished. Notwithstanding the foregoing, with respect to projections and forecasts, the Company represents only that such projections and forecasts were prepared in good faith and on what the Company believes is a reasonable basis.

         3.15 Contracts and Other Commitments. Except as set forth on Exhibit E,
              -------------------------------                         -------
the Company does not have any contract, agreement, lease, or other commitment, written or oral, absolute or contingent, other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary and usual course of business, that do not involve any of the Company's officers, directors or affiliates (as that term is defined in Rule 405 under the Securities Act of 1933, as amended), that do not involve more than $50,000, and do not extend for more than one year beyond the date hereof, (ii) contracts terminable at will by the Company on no more than 30 days' notice without cost or liability to the Company, and (iii) contracts for the license and sale of the Company's products to customers pursuant to agreements in substantially the form of the Software License and Service Purchase Agreement provided to special counsel to the Purchasers. For the purpose of this section, employment contracts shall not be considered to be contracts entered into in the ordinary and usual course of business.

         3.16 Subsidiaries and Other Equity Interests. The Company does not
              ----------------------------------------
presently own or control, directly or indirectly, any other corporation, association or business entity. The Company is not a participant in any joint venture or partnership.

         3.17 Manufacturing Rights. The Company has not granted rights to
              --------------------
manufacture, assemble or sell its products to any other person and is not bound by any agreement which affects the Company's exclusive right to manufacture, assemble or sell its products.

         3.18 Transactions with Principals. No employee, shareholder, officer or
              ----------------------------
director of the Company or their spouses or children is indebted to the Company, nor is the Company indebted to any of them. To the best of the Company's knowledge, no such person is, directly or indirectly, interested in any contract with the Company which is material to the Company.

         3.19 Taxes. The Company has accurately prepared and timely filed all
              -----
income tax returns and other tax returns which are required to be filed, and has paid, or made provisions for the payment of, all taxes which have or may have become due pursuant to said returns or pursuant to any assessment which has been received by it. No federal or state income or sales tax returns of the Company has been audited, no deficiency assessment or proposed adjustment of the Company's United States income tax, state or municipal taxes or sales taxes is pending and the Company has no knowledge of any proposed liability for any tax to be imposed on its property or assets. The provisions for taxes reflected in the Financial Statements are adequate for all taxes (federal, state and local) for the periods ending on the dates of such financial statements.

         3.20 Brokerage. There are no valid claims for brokerage commissions,
              ----------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company, and the Company will indemnify and hold the Purchasers harmless against any liability or expense arising out of, or in connection with, any such claim.

         3.21 Insurance. The Company has fire and casualty insurance policies,
              ----------
with extended coverage, sufficient in amount to allow it to replace any of its properties which might be damaged or destroyed.

         3.22 Employees: Employee Compensation. There are no controversies or
              ---------------------------------
labor troubles or union organization activities pending or, to the best knowledge of the Company, threatened, between it and its employees. None of the Company's employees belong to any union or collective bargaining unit. All technical employees, other key employees and officers of the Company have signed Invention Assignment and Proprietary Information Agreements with the Company in substantially the form previously delivered to special counsel to the Purchasers. To the best of its knowledge the Company has complied with all applicable state and federal equal employment opportunity and other laws related to employment. To the best of the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree or order, or any term of any employment contract, patent disclosure agreement or other contract or agreement relating to the relationship of any such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company or to the utilization by the employee of his or her best efforts with respect to such business. The Company is not party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement except as set forth on Exhibit E.

         3.23 Real Property Holding Corporation. The Company is not a "United
              ----------------------------------
States real property holding corporation" (as that term is defined in Treasury Regulation Section 1.8972-(b)). If at any time in the future the Company shall become a "United States real property holding corporation," the Company shall, as promptly as practicable, notify each Purchaser. Within 30 days after receipt of a request from a foreign investor, the Company shall prepare and deliver to such foreign investor the statement required under Treasury Regulation Section 1.8972-(h)(1)(iv)(A) and either or both of the following documents: (i) an affidavit in conformance with the requirements of Internal Revenue Code of 1986, as amended ("IRC"), Section 1445(b)(3), or (ii) a notarized statement, executed by an officer having actual knowledge of the facts, that the shares of Company stock held by such foreign investor are of a class that is regularly traded on an established securities market, within the meaning of IRC Section 1445(b)(6). If the Company is unable to provide either documents described in (i) or (ii) above, if requested, it shall promptly notify such foreign investor in writing of the reasons for such inability. Finally, upon the request of a foreign investor and without regard to whether either documents described in (i) or (ii) above has been requested, the Company shall cooperate fully with the efforts of such foreign investor to obtain a "qualifying statement," within the meaning of IRC Section 1445(b)(4), or such other documents as would excuse a transferee of a foreign investor's interest from withholding of income tax imposed pursuant to IRC Section 897(a).

                                   SECTION 4

                           Investment Representation
                           -------------------------

         Each Purchaser hereby represents and warrants to the Company with respect to this purchase as follows:

         4.1 Experience. It is experienced in evaluating and investing in high
             ----------
technology companies such as the Company. It has substantial experience in investing in and evaluating private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the risks and merits of its investment in the Company and has the capacity to protect its own interests.

         4.2 Investment. It is acquiring the Shares for investment for its own
             -----------
account and not with a view to, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing the Shares or any of the Common Stock into which the Shares are convertible. It understands that the Shares (and the Common Stock into which the Shares are convertible) have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

         4.3 Rule 144. It acknowledges that, because they have not been
             ---------
registered under the Securities Act, the Shares (and the Common Stock into which the Shares are convertible) must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the resale occurring not less than two years and often three years after a party has purchased and paid for the securities to be sold.

         4.4 No Public Market. It understands that no public market now exists
             -----------------
for any of the securities issued by the Company and that the Company is uncertain whether a public market will ever exist for the Shares or for the Common Stock into which the Shares are convertible.

         4.5 Access to Data. It has had an opportunity to discuss the Company's
             --------------
business, management and financial affairs with its management and to obtain any additional information necessary to verify the accuracy of the information given to it.

         4.6 Accredited Investor. Each Purchaser represents that it is an
             --------------------
"accredited investor," as such term is defined in Rule 501(a) of Regulation D of the Securities Act.

                                   SECTION 5

               Conditions to Purchasers' Obligations at Closinq
               ------------------------------------------------

         The Purchasers' obligation to purchase the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of all of the conditions set forth below in this Section 5.

         5.1 Representations and Warranties Correct. The representations and
             --------------------------------------
warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

         5.2 Covenants. All covenants, agreements and conditions contained in
             ---------
this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

         5.3 Opinion of Company's Counsel. At the Closing the Purchasers shall
             ----------------------------
have received from Fenwick & West, counsel to the Company, a favorable opinion addressed to them, dated the Closing Date, in the form attached hereto as Exhibit F.
- ----------

         5.4 Restated Articles of Incorporation. The Restated Articles shall
             ----------------------------------
have been filed with the Secretary of State of the State of California.

         5.5 Compliance Certificate. The Company shall have delivered to the
             ----------------------
Purchasers a certificate, executed by the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1, 5.2 and 5.4 of this Agreement.

         5.6 Registration Rights Agreement. The Company, the holders of a
             -----------------------------
majority of the "Registrable Shares" (as defined in that certain Amended and Restated Registration Rights Agreement dated November l9, 1992 by and between the Company and those persons listed on Exhibit A thereto), and the Purchasers shall have entered into a Second Amended and Restated Registration Rights Agreement in substantially the form attached hereto as Exhibit G (the
                                                       ---------
"Registration Rights Agreement").
- ------------------------------

         5.7 Proceedings and Documents. All corporate and other proceedings in
             -------------------------
connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have reviewed all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         5.8 Minimum Investment. The Purchasers collectively shall be purchasing
             ------------------
a minimum of 800,000 Shares at the Closing.

                                   SECTION 6

                Conditions to Company's Obligations at Closing
                ----------------------------------------------

         The Company's obligations to sell the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of all of the following conditions:

         6.1 Representations Correct. The representations made by the Purchasers
             -----------------------
in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

         6.2 Amendment of Articles of Incorporation. The Restated Articles
             --------------------------------------
setting forth the rights, preferences and privileges of the Series D Preferred Stock shall have been filed with the Secretary of State of the State of California.

         6.3 Minimum Investment. The Purchasers collectively shall be purchasing
             ------------------
a minimum of 800,000 Shares at the Closing.

                                   SECTION 7

                     Affirmative Covenants of the Company
                     ------------------------------------

         Notwithstanding any provision of the Company's Bylaws regarding delivery or nondelivery of financial information to shareholders of the Company, the Company hereby covenants and agrees as follows:

         7.1 Basic Financial Information. The Company will furnish the following
             ---------------------------
reports to each Purchaser for so long as it is a holder of at least 70,000 Shares of Series D Preferred Stock (or an equivalent number of shares of Series D Preferred and/or Common Stock issued upon conversion of Series D Preferred Stock):

         (a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flow of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company.

         (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and an unaudited consolidated statement of income, retained earnings, and cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be included with such statements and interim and year-end adjustments need not have been made. Said financial statements shall be signed by an officer of the Company who shall state that such financial statements are in accordance with generally accepted accounting principles, with the exception that no notes have been attached to such statements and interim and year-end adjustments have not been made.

7.2 Additional Information.
    ----------------------

         (a) As long as a Purchaser holds at least 300,000 shares of the Series D Preferred (or an equivalent number of shares of Series D Preferred and/or Common Stock issued upon conversion of the Series D Preferred), the Company will deliver to such Purchaser the following reports:

         (i) As soon as practicable after the end of each month, and in any event within 30 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, at the end of such month, and consolidated statements of income and, if requested by holders of a majority of the Series D Preferred Stock, cash flow, for each month and for the current year to date, prepared in accordance with generally acceptable accounting principles, with the exception that no notes need be included with such statements and interim and year-end adjustments need not have been made, together with a comparison of such statements to the Company's operating plan then in effect and approved by its Board of Directors;

         (ii) Within 30 days of the end of each fiscal year, an operating plan for the upcoming fiscal year; and

         (iii) Any material amendments or changes to the Company operating plan promptly following any such amendments or changes, and in any event within 30 days of the date thereof.

         (b) For so long as a Purchaser is eligible to receive such reports, it shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss their affairs, finances and accounts with their officers, all at such reasonable times and as often as may be reasonably requested.

         7.3 Assignment of Rights to Information. The rights granted pursuant to
             -----------------------------------
Sections 7.1 and 7.2 may not be assigned or otherwise conveyed by the Purchaser or by any subsequent transferee of any such rights without the written consent of the Company, which consent shall not be unreasonably withheld; provided that
                                                                  --------
the Company may refuse such written consent if the proposed transferee is a competitor of the Company.

         7.4 Key Man Insurance. The Company shall use its best efforts to obtain
             -----------------
and maintain in effect until at least September l, 1996, term life insurance policies on the lives of Jeffrey Crowe and Charles Jolissaint, in each case in an amount of at least $1,000,000, with proceeds payable to the Company. Additional term life insurance policies may be obtained on such other officers of the Company, and in such amounts, as may be determined by the Company's
Board of Directors.

         7.5 Confidentiality. Each Purchaser agrees that it will keep
             ---------------
confidential and will not disclose or divulge any confidential, proprietary or secret information which such Purchaser may obtain from the Company, and which is prominently marked "confidential", "proprietary" or "secret", pursuant to financial statements, reports and other materials submitted by the Company as required hereunder, or pursuant to visitation or inspection rights granted hereunder unless such information is known, or until such information becomes known, to the public, or unless the Company gives its written consent to the Purchaser's release of such information, except that no such written consent shall be required (and Purchaser shall be free to release such information) if such information is to be provided to Purchaser's lawyer or accountant, or to an officer, director or general partner of a Purchaser provided that each such person agrees to keep such information confidential pursuant to the terms of this Section 7.5.

         7.6 Issuance of Common Stock to Employees. The Company covenants that,
             -------------------------------------
without the prior written consent of holders of at least a majority of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together, it shall not issue common stock to employees, officers or consultants (i) after the Closing Date in excess of the 2,660,500 shares reserved for issuance to such persons at the Closing Date; (ii) without a right to repurchase unvested shares at cost on termination of employment or service for any reason or no reason in the amounts, and on the occurrence of events, specified by the Board of Directors; provided, that in the
                                                           --------
case of employees, unvested shares shall vest (or cease to be so repurchaseable) on a five (5) year schedule which shall provide for the vesting of 20% of the shares after one year and l/60th of the shares issued per month thereafter or on a four (4) year schedule which shall provide for the vesting of 25% of the shares after one year and 1/48th of the shares issued per month thereafter; and provided further, that the requirements of this subparagraph may be satisfied
- --------
with respect to shares issuable upon exercise of stock options by the inclusion of substantially identical vesting provisions in such stock options as a condition of their exercise; and provided further, that the vesting terms may be
                                 --------
modified with the approval of 75% of the members of the Board of Directors; or
(iii) without entering into a market stand-off agreement with holders of 1% or more of the stock of the Company substantially incorporating the provisions of
Section 12 of the Registration Rights Agreement.

                                   SECTION 8

                                 Miscellaneous
                                 -------------

         8.1 Governing Law. This Agreement shall be governed by and construed in
             -------------
accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

         8.2 Survival. The representations, warranties, covenants and agreements
             --------
made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby.

         8.3 Successors and Assigns. Except as otherwise provided herein, the
             ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         8.4 Entire Agreement; Amendment. This Agreement and the other documents
             ---------------------------
delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least a majority of the outstanding Shares (including, for such purposes, on a proportional basis, any shares of Common Stock into which any of the Shares have been converted that have not been sold to the public). Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

         8.5 Effect of Amendment or Waiver. Each Purchaser acknowledges that by
             -----------------------------
the operation of Section 8.4 hereof the holders of a majority of the outstanding Shares (and Common Stock issued upon conversion thereof) will have the right and power to diminish or eliminate all rights of such Purchaser under this Agreement.

         8.6 Rights of Purchasers. Each holder of the Shares (and Common Stock
             --------------------
issued upon conversion thereof) shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement or the Shares, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such holder shall not incur any liability to any other holder or holders of the Shares with respect to exercising or refraining from exercising any such rights or rights.

         8.7 Exculpation Among Purchasers. Each Purchaser acknowledges that it
             ----------------------------
is not relying upon any person, firm, or corporation, other than the Company, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser, nor the respective controlling person, officers, directors, partners, agents, or employees of any Purchaser, shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares (and Common Stock issued upon conversion thereof).

         8.8 Notices, etc. All notices and other communications required or
             ------------
permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Purchaser, at such Purchaser's address set forth in the Schedule of Purchasers, or at such other address as such Purchaser shall have furnished to the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (b) if to the Company, at 2840 San Tomas Expressway, Santa Clara, California, 95051, or at such other address as the Company shall have furnished to each Purchaser and each such other holder in writing and shall be deemed to have been received (a) upon delivery if delivered by hand or by messenger, or (b) five (5) days after mailing, if mailed.

         8.9 Delays or Omissions. No delay or omission to exercise any right,
             --------------------
power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         8.10 California Corporate Securities Law. THE SALE OF THE SECURITIES
              -----------------------------------
WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. THE RIGHTS OF ALL PARTES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVALABLE.

         8.11 Expenses. The Company and each Purchaser shall bear its own
              --------
expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby; however, the Company will pay the reasonable legal fees (up to a maximum amount of $12,000) and out-of-pocket expenses of Wilson, Sonsini, Goodrich & Rosati, P.C., special counsel to the Purchasers.

         8.12 Counterparts. This Agreement may be executed in any number of
              ------------
counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         8.13 Severability. In the case any provision of this Agreement shall be
              ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         8.14 Gender. The use of the neuter gender herein shall be deemed to
              -------
include the masculine and the feminine gender, if the context so requires.

         8.15 Aggregation of Stock. All Shares held or acquired by affiliated
              --------------------
entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

The foregoing Agreement is hereby executed as of the date first above written.

EDIFY CORPORATION

By: /s/ Jeffrey Crowe
    -----------------
    Jeffrey Crowe
    President


PURCHASERS:

BRIDGE STREET FUND 1995, L.P.

By:
    -----------------

- -----------------
Michael S. Dell


GLYNN VENTURES III, a California
limited partnership

By:
- -----------------



                  SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

The foregoing Agreement is hereby executed as of the date first above written.


EDIFY CORPORATION

By:
   -----------------
Jeffrey Crowe
President

PURCHASERS:

BRIDGE STREET FUND 1995, L.P.
By Stone Street Value Corp, Managing General Partner

By: /s/
   -----------------


- -----------------
Michael S. Dell


GLYNN VENTURES III, a California
limited partnership

By:
   -----------------


                  SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT


The foregoing Agreement is hereby executed as of the date first above written.

EDIFY CORPORATION

By:
   -----------------
Jeffrey Crowe
President

PURCHASERS:


BRIDGE STREET FUND 1995, L.P.

By:
   -----------------

/s/ Michael S. Dell
- -------------------
Michael S. Dell


GLYNN VENTURES III, a California
limited partnership

By:
   -----------------


                  SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT


The foregoing Agreement is hereby executed as of the date first above written.

EDIFY CORPORATION

By:
   -----------------
Jeffrey Crowe
President

PURCHASERS:

BRIDGE STREET FUND 1995, L.P.

By:
   -----------------


- -----------------
Michael S. Dell

GLYNN VENTURES III, A California
limited partnership

By: /s/
   -----------------

                  SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

GS CAPITAL PARTNERS II, L.P.
By: GS Advisors II, L.P. its General Partner
By: GS Adivisors II, Inc., its General Partner

By: /s/ Richard A. Friedman
   -------------------------------
   Richard A. Friedman, President


GS CAPITAL PARTNERS II OFFSHORE, L.P.

By: /s/ Richard A. Friedman
   -------------------------------

GS CAPITAL PARTNERS II (GERMANY)
 CIVIL LAW PARTNERSHIP

By: /s/ Richard A. Friedman
   -------------------------------

SCHUSTER REVOCABLE TRUST
DATED FEBRUARY 10, 1995

By:
   -------------------------------

STONE STREET FUND l995, L.P.

By: /s/ Richard A. Friedman
   -------------------------------

                  SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT


GS CAPITAL PARTNERS II, L.P.

By: /s/ Richard A. Friedman
   -------------------------------


GS CAPITAL PARTNERS II OFFSHORE, L.P.
By:  GS Advisors II (Cayman), L.P., its General Partner
By:  GS Advisors II, Inc., its General Partner

By: /s/ Richard A. Friedman
   -------------------------------
   Richard A. Friedman, President

GS CAPITAL PARTNERS II (GERMANY)
 CIVIL LAW PARTNERSHIP

By: /s/ Richard A. Friedman
   -------------------------------



SCHUSTER REVOCABLE TRUST
DATED FEBRUARY 10, 1995

By:
   -------------------------------


STONE STREET FUND 1995, L.P.

By: /s/ Richard A. Friedman
   -------------------------------


                  SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT


GS CAPITAL PARTNERS II, L.P.

By: /s/ Richard A. Friedman
   -------------------------------


GS CAPITAL PARTNERS II OFFSHORE, L.P.

By: /s/ Richard A. Friedman
   -------------------------------
GOLDMAN, SACHS & CO. VERWALTUNGS GmbH



By: /s/ Richard A. Friedman             and By: /s/
   -------------------------------             -----------------------------
   Managing Director                           Registered Agent



SCHUSTER REVOCABLE TRUST
DATED FEBRUARY 10, 1995

By:
   ------------------------------


STONE STREET FUND 1995, L.P.

By: /s/ Richard A. Friedman
   -------------------------------


                  SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT


GS CAPITAL PARTNERS II, L.P.

By:
   -------------------------


GS CAPITAL PARTNERS II OFFSHORE, L.P.

By:
   -------------------------

GS CAPITAL PARTNERS II (GERMANY)
CIVIL LAW PARTNERSHIP

By:
   -------------------------

SCHUSTER REVOCABLE TRUST
DATED FEBRUARY 10, 1995

By: /s/ Stewart A. Schuster
   -------------------------


STONE STREET FUND 1995, L.P.

By:
   -------------------------


                  SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT



GS CAPITAL PARTNERS II, L.P.

By: /s/ Richard A. Friedman
   -------------------------------


GS CAPITAL PARTNERS II OFFSHORE, L.P.

By: /s/ Richard A. Friedman
   -------------------------------


GS CAPITAL PARTNERS II (GERMANY)
 CIVIL LAW PARTNERSHIP

By: /s/ Richard A. Friedman
   -------------------------------


SCHUSTER REVOCABLE TRUST
DATED FEBRUARY 10, 1995

By:
   -------------------------------


STONE STREET FUND 1995, L.P.
By: Stone Street Value Corp., its General Partner

By: /s/ Richard A. Friedman
   -------------------------------



                  SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

                             SCHEDULE OF PURCHASES
                             ---------------------

                                    Number of Series D          Cash
Purchaser Name and Address          Preferred Shares        Purchase Price
- --------------------------          ----------------        --------------

Bridge Street Fund 1995, L.P.           50,987               $344,162.25
c/o Goldman, Sachs & Company
85 Broad Street
New York, NY 10004

Michael S. Dell                         74,074                499,999.50
5309 Valburn Circle
Austin, TX 78731

Glynn Ventures III, a California        44,444                299,997.00
limited partnership
3000 Sand Hill Road
Bldg. 4, Suite 235
Menlo Park, CA 94025

GS Capital Partners II, L.P.           604,190              4,078,282.50
c/o Goldman, Sachs & Company
85 Broad Street
New York, NY 10004

GS Capital Partners II Offshore, L.P.  240,190              1,621,282.50
c/o Goldman, Sachs & Company
85 Broad Street
New York, NY 10004

GS Capital Partners II (Germany)        22,286                150,430.50
Civil Law Partnership
c/o Goldman, Sachs & Company
85 Broad Street
New York, NY 10004

Schuster Revocable Trust                10,000                 67,500.00
Dated February 10, 1995
1858 Rockspring Place
Walnut Creek, CA 94586
Attn: Stewart A. Schuster and
Bette P. Schuster, Trustee

Stone Street Fund 1995, L.P.            45,310                305,842.50
c/o Goldman, Sachs & Company
85 Broad Street
New York, NY 10004
                                     ---------             -------------
                                     1,091,481             $7,367,496.75







                                      147